TERM LOAN
PROMISSORY NOTE

$30,608,850.80 Downers Grove, Illinois

Date: April 26, 2022
Maturity Date: July 25, 2022

1.
Payment. FOR VALUE RECEIVED, SST VI 4836 SE POWELL BLVD, LLC, SST VI 401 BELLEVUE RD, LLC, and SST VI 1723 WOODBOURNE RD, LLC, each a Delaware limited liability company (individually or collectively, as the context may require, “Borrower”), hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK, its successors and assigns (“Lender”), the principal sum of $30,608,850.80 (the “Loan”), or so much of the Loan as may be advanced by Lender to or for the benefit of Borrower under and pursuant to that certain Syndicated Term Loan Agreement of even date herewith executed by and between Borrower and Lender in both its individual capacity and as Administrative Agent (together with any amendments, modifications or supplements, the “Loan Agreement”), together with interest thereon at the Interest Rate, and any and all other amounts which may be due and payable hereunder or under any of the Loan Documents, on the dates as set forth in this Note or the Loan Documents as the same may be accelerated or extended pursuant to the terms hereof and of the Loan Documents. Unless the context otherwise indicates, capitalized terms not otherwise defined herein shall have the meanings provided for such terms in the Loan Agreement.
2.
Interest Rate.
2.1
Interest Prior to Default. Subject to the terms of the Loan Agreement, unless the Default Rate (as hereinafter defined) has been implemented and is in effect, interest shall accrue on the Principal Balance from the date hereof until paid in full at the Interest Rate from time to time in effect.
2.2
Default Rate. Interest shall accrue on each and every advance made hereunder from and after the date it is made by Lender. All unpaid, accrued interest shall be paid in full at the time the Principal Balance is paid in full. If the Principal Balance and all interest accrued thereon have not been repaid on or before the Maturity Date, or if an Event of Default occurs and is continuing pursuant to the Loan Agreement or any other Loan Document, then Administrative Agent, at its option, may if permitted under Applicable Laws, take one or more actions permitted under the Loan Agreement, including increasing the rate of interest on the Principal Balance to an annual rate equal to six percent (6%) per annum plus the Interest Rate (the “Default Rate”), until all Events of Default have been cured.
3.
Payment Terms.
3.1
Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as provided in the Loan Agreement.

3.2
Principal Prepayments. This Note may be prepaid in accordance with the terms of the Loan Agreement.
4.
Security. This Note is secured by the Security Instrument. Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.
5.
Events of Default and Remedies. Upon the occurrence of any one or more Events of Default under the Loan Agreement, Administrative Agent shall have all rights and remedies specified in the Loan Agreement.
6.
Covenants and Waivers. Each Borrower, co-maker, endorser, surety and guarantor hereby guaranties payment of this Note, and waives demand for payment, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any collateral securing this Note, all other notices as to this Note (except as may be otherwise provided herein or in any of the other Loan Documents), diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold such person or entity to any obligation hereunder, and agrees that without any notice Administrative Agent may take additional security herefor or may release any or all security herefor, or alone or together with any present or future owner or owners of any property covered by the Security Instrument or by any other Loan Documents, may from time to time extend, renew, or otherwise modify the date or dates or amount or amounts of payment above recited, or may from time to time release any part or parts of the property and interest subject to the Security Instrument or the other Loan Documents from the Security Instrument and/or the other Loan Documents, with or without consideration, and that, in any such case, each Borrower, co maker, endorser, surety and guarantor shall continue to be bound hereby and to be liable to pay the unpaid balance of the indebtedness evidenced hereby, as so additionally secured, extended, renewed or modified, and notwithstanding any such release, and further agrees to indemnify Administrative Agent and Lender against and hold Administrative Agent and Lender harmless from and pay all costs and expenses of collection, including court costs and attorneys’ fees (prior to trial, at trial and on appeal) incurred in collecting the indebtedness evidenced hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Administrative Agent or Lender hereunder, under the Loan Agreement or under any Loan Document, whether suit be brought or not, and in foreclosure, in bankruptcy, insolvency, arrangement, reorganization and other debtor relief proceedings, in probate, in other court proceedings, or otherwise, whether or not Administrative Agent or Lender prevails therein, and all costs and expenses incurred by Administrative Agent and Lender in protecting or preserving the property and interests which are subject to the Security Instrument and/or the other Loan Documents. Borrower agrees that Administrative Agent shall be entitled to all the rights of a holder in due course of negotiable instruments.
7.
General Agreements.
7.1
Business Purpose Loan. The Loan is a business loan. Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

7.2
Time. Time is of the essence hereof.
7.3
Governing Law. This Note is governed by federal law and, to the extent not preempted by federal law, by the substantive laws of the State of Illinois, without regard to its conflict of laws provisions.
7.4
No Joint Venture. Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any lessee, operator, concessionaire or licensee of Borrower in the conduct of its business, and by the execution of this Note, Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by Lender as a result of a claim that Lender is such partner, joint venturer, agent or associate.
7.5
Joint and Several Obligations. If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns. Subject to the terms of the Loan Agreement, this Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.
7.6
Interest Limitation. If the interest provisions herein or in any of the Loan Documents shall result, at any time during the Loan, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest of the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by Administrative Agent, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and Administrative Agent had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, Administrative Agent may at any time and from time to time elect by notice in writing to Borrower to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for the Loan transcend the limits imposed or provided by Applicable Laws for the use or detention of money or for forbearance in seeking its collection.
7.7
Assignability, Amendments, Notices, Consent to Jurisdiction. Reference is hereby made to the Loan Agreement for terms and conditions governing assignability of this Note, form and enforceability of amendments, notices hereunder, and consent to jurisdiction.
8.
WAIVER OF JURY TRIAL. BORROWER HEREBY ACKNOWLEDGES THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY OF ANY CONTROVERSY RELATED IN ANY WAY TO THIS NOTE WOULD EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL, AND HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER OR ADMINISTRATIVE AGENT.

9.
Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act. In addition, Borrower shall (a) ensure that no Person who owns at least ten percent (10%) direct or indirect equity interest in Borrower or otherwise Controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

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IN WITNESS WHEREOF, Borrower has executed and delivered this Term Loan Promissory Note as of the day and year first above written.

BORROWER:

SST VI 4836 SE POWELL BLVD, LLC,
a Delaware limited liability company

By: Strategic Storage Trust VI, Inc.,
a Maryland corporation, its Manager

By: /s/ Matt Lopez
Matt Lopez, Chief Financial Officer

SST VI 401 BELLEVUE RD, LLC,
a Delaware limited liability company

By: Strategic Storage Trust VI, Inc.,
a Maryland corporation, its Manager

By: /s/ Matt Lopez
Matt Lopez, Chief Financial Officer

SST VI 1723 WOODBOURNE RD, LLC,
a Delaware limited liability company

By: Strategic Storage Trust VI, Inc.,
a Maryland corporation, its Manager

By: /s/ Matt Lopez
Matt Lopez, Chief Financial Officer

(Signature Page to Term Loan Promissory Note)